UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2010
BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)
Nevada	001-32904	20-4350483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15111 N. Hayden Rd., Suite 160, Scottsdale, Arizona, 85260
(Address of principal executive offices) (Zip Code)
(480) 253-0323 Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

On April 19, 2010, Steve Rix, the officer and director of Big Bear Mining Corp. (the “Company”), acquired a total of  30,000,000 shares of the Company’s common stock from Aaron Hall, the Company’s former officer and director, in a private transaction for approximately $2,000.  The funds used for this share purchase were Mr. Rix’s personal funds.  Mr. Rix now owns 21.51% of the issued and outstanding shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.

/s/ Steve Rix
Steve Rix
President and Director

Date:  April 28, 2010